                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                                    TRIBUNE
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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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


The cover page of the proxy statement for the Tribune Company 2001 annual meeting of shareholders consists of the following:

     (a) a vertically arranged, alphabetical list of 27 cities in which Tribune Company operates appears on the right side of the page, and the Tribune logo is inserted toward the bottom of such list;

     (b) three photographs representing each of Tribune Company's business units - broadcasting and entertainment, publishing and interactive - appear inside a box in the center of the page;

     (c)  the text "Major Market Media" appears above the pictures; and

     (d) the text "Notice of 2001 Annual Meeting and Proxy Statement" appears below the pictures.

John W. Madigan               [TRIBUNE LOGO]       Tribune Company
Chairman, President and                            435 North Michigan Avenue
Chief Executive Officer                            Chicago, Illinois 60611-4001
312/222-3123                                       fax: 312/222-9670
                                                   e-mail: jmadigan@tribune.com
                                                   e-mail: jm435@aol.com

Dear Shareholder:

You are invited to attend the 2001 Annual Meeting of Shareholders of Tribune Company on Tuesday, May 8, 2001 at 11:00 a.m., Chicago time. The meeting will be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois. For those of you who were former Times Mirror shareholders, let me take this opportunity to personally invite you to the Tribune shareholders meeting. Your attendance at the meeting is encouraged.

The formal items of business to be considered at the meeting are described in the following pages. In addition, we will report on Tribune's 2000 performance and address questions or comments from shareholders.

One item submitted for shareholder approval is the election of directors. The board has undergone substantial change recently, starting with the addition of four new directors in June, 2000 as part of the Times Mirror merger. Additionally, three of our long-time directors, Diego Hernandez, Robert La Blanc and Kristie Miller, have decided to retire from board service after the May board meeting. These directors have collectively served Tribune shareholders for more than 45 years and we appreciate their dedication and commitment.

Thomas Unterman will not be standing for reelection at this year's annual meeting. Tom was formerly the Executive Vice President and Chief Financial Officer of Times Mirror and joined the Tribune board following the Times Mirror merger to assist with integration. We thank Tom for his contributions to the board during the transition and wish him well in his future endeavors.

In January, Donald Rumsfeld was confirmed as Secretary of Defense in the Bush Administration and resigned from the board. Don served as a Tribune director since 1992. We greatly appreciate his efforts on behalf of Tribune and its shareholders and wish him well as he once again serves his nation in a very important role.

In February, the Board elected Enrique (Rick) Hernandez, Jr. to fill the vacancy created by Don Rumsfeld's resignation. Rick is Chairman, President and Chief Executive Officer of Los Angeles-based Inter-Con Security Systems, Inc., an international security services firm, and is active in the Los Angeles community.

Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Voting your shares by proxy will enable you to vote on the business to be transacted at the meeting whether or not you attend.

We look forward to seeing you at the meeting.

Sincerely,

/s/ John W. Madigan
March 27, 2001

                                [TRIBUNE LOGO]

                               -----------------

                              NOTICE OF THE 2001
                        ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

The Annual Meeting of Shareholders of Tribune Company will be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois at 11 a.m., Chicago time, on Tuesday, May 8, 2001, for the purpose of considering and voting on the following matters:

1. Election of five (5) directors;

2. Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; and

3. Such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on March 13, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof. An admission ticket is not required for attendance at the meeting; however, confirmation of stock ownership will be made prior to admission to the meeting. If your shares are held by a broker or a bank, please bring a copy of a brokerage statement reflecting your stock ownership as of March 13, 2001.

Whether or not you plan to attend the meeting in person, we urge you to vote your shares via the telephone or the Internet or by marking, signing, dating and returning the proxy card and/or voting instruction card promptly in the enclosed postage-paid envelope. Instructions regarding all three methods of voting are contained on the proxy card and voting instruction card.

By Order of the Board of Directors

CRANE H. KENNEY
Senior Vice President, General Counsel
and Secretary

March 27, 2001

                          WEB CAST OF ANNUAL MEETING

      A live Web cast of the meeting will be available at www.tribune.com

                     SATELLITE BROADCAST OF ANNUAL MEETING

 The meeting will be broadcast live via satellite. It will be distributed as follows for individuals with satellite reception:

                Telestar 5C (C Band)  Transponder 23
     Vertical Polarity  Downlink Frequency 4160 MHz.  Audio 6.2
                              and 6.8

                                [TRIBUNE LOGO]

                           435 North Michigan Avenue
                            Chicago, Illinois 60611

                               ----------------

                                PROXY STATEMENT

                               ----------------

This proxy statement contains information relating to the 2001 Annual Meeting of Shareholders of Tribune Company to be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois on Tuesday, May 8, 2001 at 11 a.m., Chicago time, or any adjournment thereof, for the purposes set forth in the accompanying notice. This proxy statement and accompanying forms of proxy and voting instruction cards are being mailed to shareholders on or about March 27, 2001. The Tribune Board of Directors is making this proxy solicitation.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon matters outlined in the accompanying notice of meeting, including the election of directors and the ratification of the Board's selection of Tribune's independent public accountants. In addition, management will report on Tribune's 2000 performance and respond to questions and comments from shareholders.

Who is entitled to vote?

Shareholders of record at the close of business on March 13, 2001 are entitled to vote at the meeting. On that date there were 299,744,791 shares of Tribune common stock and 1,150,456 shares of Tribune Series B preferred stock entitled to vote. With regard to all matters submitted to a vote at the meeting, each holder of a share of common stock is entitled to one vote and each holder of a share of Series B preferred stock, voting together as a class with the common stock, is entitled to 18.32 votes. Holders of shares of Tribune's Series C preferred stock, Series D-1 preferred stock and Series D-2 preferred stock are not entitled to vote at the meeting.

Who can attend the meeting?

All shareholders as of March 13, 2001, or their duly appointed proxies, can attend. Seating, however, is limited and attendance at the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in "street name" (that is, through a broker, bank or other nominee) you will need to bring a copy of a brokerage statement reflecting your stock ownership as of March 13, 2001 to gain admittance to the meeting.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the shares of Tribune common stock outstanding on March 13, 2001 will constitute a quorum to conduct business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

Shareholders of record can vote in person or by mail, telephone or the Internet. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. To vote by telephone or the Internet, follow the instructions on the proxy card. Your shares will be voted as you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the ratification of the Board's selection of independent accountants.

You have the right to revoke your proxy at any time before the meeting by (a) delivering a written notice of revocation to Tribune's corporate secretary, (b) voting in person by ballot at the meeting, (c) returning a later-dated proxy card or (d) entering a new vote by telephone or the Internet.

If you are a shareholder who holds shares in street name, your broker or other nominee will instruct you as to how your shares may be voted by proxy, including whether telephonic or Internet voting options are available. You will not be permitted to vote shares held in street name in person at the meeting unless you have a proxy executed in your favor by the holder of record.

How do I vote my shares in Tribune's Employee Stock Plans?

If you are a participant in the Tribune Company Employee Stock Ownership Plan (the "ESOP"), the Times Mirror Employee Stock Ownership Plan (the "Times Mirror ESOP"), the Tribune Company Savings Incentive Plan (the "SIP"), the Times Mirror Savings Plus Plan (the "Times Mirror SPP"), or the Tribune Company Employee Stock Purchase Plan (the "ESPP"), you are entitled to instruct the appropriate plan trustee or nominee how to cast the votes related to your shares under these plans. Plan participants may give instructions to the appropriate plan trustee or nominee by mail, telephone or the Internet. To instruct the trustee by mail, complete, sign and date the enclosed voting instruction card and return it in the enclosed postage-paid envelope. To instruct the trustee by telephone or the Internet, follow the instructions on the voting instruction card.

Any participant giving instructions to a plan trustee or nominee may revoke or modify such instructions prior to May 4, 2001 by written notice given to the trustee or nominee. The trustee or nominee will vote shares under these plans in accordance with instructions that are received by May 4, 2001. Shares held by the ESOP, the Times Mirror ESOP, the SIP and the Times Mirror SPP for which no instructions are received by May 4, 2001 will be voted in the same proportion as the shares in each plan for which instructions were received. Shares related to the ESPP for which no instructions are received by May 4, 2001 will not be voted. Shares held by the ESOP or the Times Mirror ESOP not allocated to any participant accounts will be voted in the same proportion as the shares in such plans for which voting instructions are received.

Who will count the vote?

First Chicago Trust Company, a Division of EquiServe, will tabulate the votes and act as inspectors of election.

What are the Board's recommendations?

Unless you give other instructions when voting your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board. The Board recommends a vote for the election of the five nominees for director and for the ratification of the selection of PricewaterhouseCoopers LLP as Tribune's independent public accountants for the 2001 fiscal year. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each matter to be voted on?

  . Election of Directors. Directors are elected by a plurality of all votes legally cast at the meeting. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected. You do not have the right to cumulate votes in the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining the existence of a quorum.

  . Other Proposals. The ratification of the Board's selection of independent public accountants and the approval of any other matter that may be properly presented at the meeting require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the Board's selection of independent accountants will not be voted, although it will be counted for purposes of determining the existence of a quorum. Accordingly, an abstention will have the same effect as a vote against such matter.

Proxies relating to street name shares that are not voted by brokers or other nominees on one or more but not all matters will be treated as shares present for purposes of determining the existence of a quorum, but will not be treated as shares present and entitled to vote at the annual meeting as to such matter.

                                STOCK OWNERSHIP

Management Ownership

The following table shows the beneficial ownership of Tribune stock by each director and executive officer named in the summary compensation table, and by all directors and executive officers as a group, in each case as of February 28, 2001. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                Shares of Common Stock
                                     Beneficially      Options Exercisable Shares of Preferred Stock
      Name                           Owned(1)(2)         within 60 days    Beneficially Owned(1)(3)
      ----                      ---------------------- ------------------- -------------------------
      Jeffrey Chandler                    1,468(4)              4,000                 --
      Dennis J. FitzSimons              383,520(5)            301,334                  955
      Jack Fuller                       239,420(5)            214,013                  859
      Roger Goodan                        7,818(4)             30,000                 --
      Donald C. Grenesko                206,323(6)            254,123                  900
      Diego E. Hernandez                  1,313                24,000                 --
      Enrique Hernandez, Jr.              1,719(7)                 --                 --
      David D. Hiller                   210,125               173,110                  818
      Robert E. La Blanc                 34,951                24,000                 --
      John W. Madigan                 1,383,352(5)(6)         921,925                  728
      Nancy Hicks Maynard                10,771                 8,000                 --
      Andrew J. McKenna                 194,476                24,000                 --
      Kristie Miller                    750,911(6)             24,000                 --
      James J. O'Connor                  45,248                 4,000                 --
      Patrick G. Ryan                    15,322(6)             16,000                 --
      William Stinehart, Jr.              2,718(4)             16,500                 --
      Dudley S. Taft                     81,571                20,000                 --
      Thomas Unterman                    34,690                 4,000                 --
      Arnold R. Weber                    19,651                24,000                 --
      Directors and Executive
       Officers as a group (24
       persons)                       3,869,580(8)          2,503,696(8)             6,217

--------
(1) Each amount represents less than 1% of the class, unless otherwise indicated.
(2) Includes shares beneficially owned under the SIP and ESOP (including common stock into which ESOP preferred stock allocated to the individual's account is convertible). The individual plan participants have the right to direct the voting of plan shares allocated to their accounts.
(3) Represents shares of Series B preferred stock allocated to participants' accounts under the ESOP.
(4) Does not include 17,291,360 shares owned by Chandler Trust No. 1 and 19,012,775 shares owned by Chandler Trust No. 2 (see "Principal Shareholders").
(5) Does not include 40,524,876 shares owned by the Robert R. McCormick Tribune Foundation and 4,300,800 shares owned by the Cantigny Foundation (see "Principal Shareholders").
(6) Includes shares of common stock as to which beneficial ownership is disclaimed as follows: Mr. Grenesko, 1,506 shares; Mr. Madigan, 80,000 shares; Ms. Miller, 800 shares; and Mr. Ryan, 4,475 shares.
(7) Includes 1,400 shares of common stock acquired after February 28, 2001.
(8) Collectively, represents approximately 2% of the class.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and officers complied during fiscal 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except that Patrick G. Ryan inadvertently failed to file a Form 4 to report the acquisition of 4,475 shares of Tribune common stock within the prescribed time requirement.

Principal Shareholders

The following table sets forth information as of February 28, 2001 with respect to each person who is known to Tribune management to be the beneficial owner of more than 5% of any class of Tribune stock entitled to vote:

                                                                          Series B
                                                 Common Stock         Preferred Stock
                                              ---------------------- ------------------
                                                Number      Percent   Number   Percent
            Name and Address of Owner         of Shares     of Class of Shares of Class
      --------------------------------------  ----------    -------- --------- --------
      Robert R. McCormick Tribune Foundation
      Cantigny Foundation(1)                  44,825,676     14.95%     --        --
        Room 770
        435 North Michigan Avenue
        Chicago, IL 60611
      The Chandler Trusts(2)                  36,861,190     12.29      --        --
        350 West Colorado Boulevard
        Suite 230
        Pasadena, CA 91105
      The Northern Trust Company(3)           28,962,648(4)   9.10%  1,150,456   100%
        50 South LaSalle Street
        Chicago, IL 60675

--------
(1) The investment and voting power of each of the Robert R. McCormick Tribune Foundation and the Cantigny Foundation is vested in a board of six directors, consisting of Dennis J. FitzSimons, Jack Fuller, John W. Madigan and three former Tribune officers.
(2) Holdings based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission on June 12, 2000, which indicated that the trustees of Chandler Trust No. 1 share voting and dispositive power with respect to 17,291,360 shares and the trustees of Chandler Trust No. 2 share voting and dispositive power with respect to 19,012,775 shares. In addition, certain trustees hold sole voting and dispositive power with respect to shares of Tribune common stock, as follows: Gwendolyn Garland Babcock, 50,000; Jeffrey Chandler, 5,468; Camilla Chandler Frost, 427,662; William Stinehart, Jr., 19,218; and Warren B. Williamson, 50,707 (see "Board of Directors--Certain Relationships").
(3) On February 28, 2001, The Northern Trust Company, as ESOP trustee, held 2,046,670 shares of Tribune common stock on behalf of the ESOP and was deemed to hold 18,407,296 shares of Tribune common stock into which the Tribune Series B preferred stock is convertible, which shares are included in determining the percent of class owned. All ownership attributed to Northern Trust in its capacity as ESOP Trustee is shared with the participants in the ESOP.
(4) Holdings based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2001 by Northern Trust, which indicated that Northern Trust had sole voting power with respect to 6,325,093 shares; shared voting power with respect to 22,553,329 shares; sole dispositive power with respect to 6,029,468 shares; and shared dispositive power with respect to 22,564,887 shares.

Related Transactions

During 2000, Tribune Properties, Inc. and Chicago Tribune Company leased office space and, together with other Tribune business units, provided services to the Robert R. McCormick Tribune Foundation. During 2000, the Foundation paid $314,987 to Tribune business units for the leased space and services.

Employee Benefit Plan Holdings

As of the record date, March 13, 2001:

 . The Northern Trust Company, as trustee for the ESOP, held 1,150,456 shares of Tribune Series B preferred stock, of which 858,610 shares were allocated to participant accounts, and 2,046,670 shares of Tribune common stock, all of which were allocated to participant accounts;

 . Fidelity Management Trust Company, as trustee for the Times Mirror ESOP, held
  3,452,153 shares of Tribune common stock allocated to participant accounts, and, as trustee of the Times Mirror SPP, held 3,337,028 shares of Tribune common stock;

 . Vanguard Fiduciary Trust Company, as trustee of the SIP, held 3,437,590 shares of Tribune common stock; and

 . Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee of the ESPP, held 2,475,338 shares of Tribune common stock.

                           PROPOSALS TO BE VOTED UPON

ITEM 1--ELECTION OF DIRECTORS

Currently, the Board consists of 16 members and is divided into three classes. In January, Donald H. Rumsfeld was confirmed as Secretary of Defense in the Bush Administration and resigned from the Board. On February 13, 2001, the Board elected Enrique Hernandez, Jr. to fill the vacancy created by Mr. Rumsfeld's resignation. Mr. Hernandez will serve the remainder of Mr. Rumsfeld's term, which expires at the 2002 annual meeting.

In addition, three long-time Tribune directors, Diego E. Hernandez, Robert E. La Blanc and Kristie Miller have decided to retire from the Board, and Thomas Unterman, a member of the Board since the merger of The Times Mirror Company into Tribune in June 2000, is not standing for reelection.

All of the departing directors have made valuable contributions to Tribune and their service is greatly appreciated. The Board has determined that it is not necessary to fill the vacancies created by these retirements and intends to reduce the size of the Board to 12 directors, effective at the conclusion of the May 2001 Board meeting.

Directors generally hold office for staggered terms of three years each, so that the term of one class expires at each annual meeting. Five directors will be elected at this year's annual meeting. The nominees receiving the highest numbers of votes cast for the number of positions to be filled will be elected.

Unless contrary instructions are given, all proxies will be voted for the election of Jeffrey Chandler, John W. Madigan, Nancy Hicks Maynard, James J. O'Connor and Arnold R. Weber to hold office until the 2004 annual meeting. Although Mr. Weber is being elected to a three-year term, under Tribune's present by-laws, he would not be eligible to serve beyond the 2002 annual meeting, which is the annual meeting next following his 72nd birthday. Similarly, although Mr. Madigan is being elected to a three-year term, under Tribune's present by-laws, he would not be eligible to serve beyond the 2003 annual meeting, which is the annual meeting next following his scheduled retirement.

Each of the nominees is an incumbent director. If any of the nominees becomes unavailable for election, an event which is not now anticipated, proxies will be voted for the election of a substitute nominee as may be selected by the Board.

Information regarding each of the nominees and the other directors continuing in office is set forth beginning on the following page.

The Board recommends a vote FOR the election of the named nominees as Tribune directors.

ITEM 2--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board has selected PricewaterhouseCoopers LLP to serve as Tribune's independent public accountants for 2001. PricewaterhouseCoopers has audited and rendered its opinion on Tribune's financial statements for many years. Representatives of PricewaterhouseCoopers will be present at the 2001 annual meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

The Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Tribune's independent public accountants.

                               BOARD OF DIRECTORS

The following descriptions of the business experience of our directors include the principal positions held by them from March 1996 to the date of this proxy statement.

[Photo of Jeffrey Chandler] Jeffrey Chandler (Nominee)
                            President and Chief Executive Officer, Chandler Ranch Co., one of the largest growers of avocados in California; President and Chief Executive Officer, Western Telecommunications, Inc. Age: 59. Director since 2000.

[Photo of                   Dennis J. FitzSimons
Dennis J. FitzSimons]       Executive Vice President of Tribune Company since
                            January 2000; President, Tribune Broadcasting
                            Company, a subsidiary of Tribune Company, since
                            May 1997; Executive Vice President, Tribune
                            Broadcasting Company, until May 1997. Class of
                            2003. Age: 50. Director since 2000.

[Photo of Roger Goodan]     Roger Goodan
                            Vice President, Schlumberger Information
                            Solutions, since December 2000; Executive in operations, engineering and finance positions throughout Schlumberger since 1973; Director, The
                            Times Mirror Company from December 1998 through the merger into Tribune on June 12, 2000. Class of 2002. Age: 55. Director since 2000.

[Photo of                   Enrique Hernandez, Jr.
Enrique Hernandez, Jr.]     Chairman and Chief Executive Officer, Inter-Con
                            Security Systems, Inc., an international provider of high-end security and facility support services to government, utilities and industrial customers;
                            Director, McDonald's Corporation, Nordstrom, Inc.
                            and Washington Mutual, Inc. Class of 2002. Age:
                            45. Director since 2001.

[Photo of                   John W. Madigan (Nominee)
John W. Madigan]            Chairman, President and Chief Executive Officer of
                            Tribune Company; Previously served as President of
                            Tribune Publishing Company, a subsidiary of Tribune Company, and as Publisher, Chicago
                            Tribune. Director, Morgan Stanley Dean Witter.
                            Age: 63. Director since 1975.

[Photo of Nancy             Nancy Hicks Maynard (Nominee)
Hicks Maynard]              President, Maynard Partners Incorporated,
                            consultants in news media economics; Chair, The
                            Freedom Forum Media Studies Center from March 1996 to September 1997; Director, Economics of News
                            Project, since September 1997; Member, Global
                            Business Network; Previously served as Deputy
                            Publisher and Co-owner, Oakland Tribune. Age: 54.
                            Director since 1995.

[Photo of                   Andrew J. McKenna
Andrew J. McKenna]          Chairman and Chief Executive Officer, Schwarz
                            Worldwide, an international distributor of paper packaging and related products and a printer, producer and converter; Director of Aon
                            Corporation, McDonald's Corporation and Skyline
                            Corporation. Class of 2003. Age: 71. Director since 1982.

[Photo of                   James J. O'Connor (Nominee)
James J. O'Connor]          Retired Chairman and Chief Executive Officer of
                            Unicom Corporation, a holding company, where he served from June 1994 until March 1998, and of Commonwealth Edison Company, an electric utility, where he served from 1980 to March 1998; Director of Corning Incorporated, Smurfit-Stone Container
                            Corporation and UAL Corporation. Age: 64. Director since 1985.

[Photo of                   Patrick G. Ryan
Patrick G. Ryan]            Chairman, Chief Executive Officer and Director of
                            Aon Corporation, a broad-based insurance holding company. Class of 2002. Age: 63. Director since
                            1997.

[Photo of                   William Stinehart, Jr.
William Stinehart, Jr.]     Partner, Gibson, Dunn & Crutcher LLP, the law firm
                            where he has practiced since 1969; Director, The
                            Times Mirror Company from December 1991 through the merger into Tribune on June 12, 2000. Class of 2003. Age: 57. Director since 2000.

[Photo of Dudley S. Taft]   Dudley S. Taft
                            President and Director, Taft Broadcasting Company, an investor in media and entertainment companies.
                            Chairman, President and Chief Executive Officer of
                            WPHL-TV, Inc., a subsidiary of Tribune Company, until February 1996. Director of CINergy Corp.,
                            Fifth Third Bancorp, Southern Star Group and The
                            Union Central Life Insurance Company. Class of
                            2002. Age: 60. Director since 1996.

[Photo of                   Arnold R. Weber (Nominee)
Arnold R. Weber]            President-Emeritus, Northwestern University since
                            January 1999; President, Civic Committee of the
                            Commercial Club of Chicago until July 1999;
                            Chancellor, Northwestern University until December
                            1998; Director of Aon Corporation, Burlington
                            Northern Santa Fe Corporation, Deere & Company and
                            Diamond Technology Partners, Inc. Age: 71.
                            Director since 1989.

Director Compensation

Directors who are not Tribune employees receive annual stock awards, stock options and meeting fees. Each outside director receives a basic stock award of shares of Tribune common stock on the day following each annual meeting. In addition, each outside director who serves as a chairman of a standing Board committee receives a supplemental stock award of shares of Tribune common stock on the same date. Each outside director also receives a $1,500 fee for each Board meeting attended and a $1,000 fee for each committee meeting attended. Tribune reimburses directors for travel expenses incurred in attending meetings.

The basic stock awards and the supplemental stock awards are stated in dollars but paid in shares of Tribune common stock. For 2000, the basic stock awards and the supplemental stock awards were calculated by dividing $50,000 and $6,000, respectively, by the fair market value of Tribune common stock on the day the awards were granted. The basic and supplemental stock awards for each outside director serving on the date of the 2000 annual meeting were calculated based on the fair market value of Tribune common stock on May 2, 2000, the date of the 2000 annual meeting, which was $38.06. The basic stock awards for each of the directors who joined the Board after the merger of The Times Mirror Company into Tribune were calculated based on the fair market value of Tribune common stock on July 18, 2000, which was $34.25.

Directors may defer receipt of all or a portion of their stock awards and fees. Directors who elect to defer amounts are credited with dividend or other deemed income, based on investment alternatives they select. Payment of deferred account balances will be made in one or more installments upon termination of Board service.

On the date of each annual meeting, each outside director is granted an option to purchase 4,000 shares of Tribune common stock at the fair market value of such shares on such date. On May 2, 2000, each then serving outside director was granted an option to purchase 4,000 shares of Tribune common stock at $38.06 per share, reflecting the fair market value of Tribune common stock on such date. Because the Times Mirror acquisition closed after the 2000 annual meeting, each outside director who joined the Board after the merger was granted an option to purchase 4,000 shares of Tribune common stock at $34.25 per share, reflecting the fair market value of Tribune common stock on the grant date, which was July 18, 2000. Each option was granted for a term of 10 years and became exercisable six months and one day after the date it was granted.

In the event of a change in control of Tribune, all director options become immediately exercisable. A "change in control" means (a) the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities, (b) a change in the composition of the Board whereby the individuals who as of May 6, 1997, constituted the Board cease to constitute at least a majority of the Board without approval of the Board, or (c) consummation of a merger or reorganization of Tribune where the prior shareholders do not thereafter own more than 50% of the reorganized company. Option exercises may be paid for in cash or by delivery of Tribune common stock already owned for at least six months by the nonemployee director valued at fair market value on the date of exercise. In the event of a stock dividend or stock split, or combination or other change in the number of issued shares of Tribune common stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of Tribune's assets or dissolution of Tribune, automatic adjustments are to be made in the price, number and types of shares subject to options in order to prevent the dilution or enlargement of rights under options granted. Options are not transferable, otherwise than by will or by the laws of descent and distribution. If the director leaves the Board for any reason, the options that were then exercisable may be exercised by the earlier of (a) the tenth anniversary of the date of grant or (b) the third anniversary of the date such individual ceases to be a director.

On March 13, 2001, the closing price of Tribune common stock was $38.92.

Certain Relationships

Two members of the Board, Jeffrey Chandler and Roger Goodan are cousins. They are also beneficiaries of two trusts known as the "Chandler Trusts." Mr. Chandler and another member of the Board, William Stinehart, Jr., are trustees of the Chandler Trusts. The Chandler Trusts were the principal shareholders of The Times Mirror Company prior to the merger of Times Mirror into Tribune on June 12, 2000. In connection with the merger, the Chandler Trusts exchanged their Times Mirror common stock for 36,304,135 shares of Tribune common stock and Mr. Chandler, Mr. Goodan, Mr. Stinehart and Thomas Unterman became directors of Tribune (see "Stock Ownership--Principal Shareholders").

In 1997, the Chandler Trusts and Times Mirror entered into a transaction which, through the formation of a limited liability company, enabled Times Mirror to retire for accounting purposes a substantial block of Times Mirror stock. Times Mirror contributed real property used in its business operations and cash and the Chandler Trusts contributed Times Mirror stock to the limited liability company. Times Mirror leased back the real property under long term leases. Upon completion of the merger of Times Mirror into Tribune, Tribune assumed these leases and the Times Mirror stock held by the limited liability company was converted into Tribune stock. In 2000, approximately $19,332,760 of the lease payments and $4,481,019 in dividends received on the Tribune stock held by the limited liability company were allocated to the Chandler Trusts.

Mr. Stinehart is a partner of the law firm of Gibson, Dunn & Crutcher LLP. Gibson, Dunn & Crutcher was external corporate counsel to Times Mirror and has provided legal services to Tribune since the merger. During 2000, Tribune paid $959,365 to Gibson, Dunn & Crutcher in consideration for such services.

Stock Ownership Guideline

Effective March 1, 2000, Tribune established a stock ownership guideline for its outside directors. The suggested stock ownership level is five times the most recent annual stock award paid to outside directors.

Based on the 2000 annual stock award of $50,000, the present guideline is $250,000. Outside directors are expected to achieve the suggested ownership level over a five-year period in increments of 20% per year. Tribune shares held in deferred compensation accounts are counted in satisfying the guideline but unexercised stock options are not. Tribune believes that this guideline has the positive effect of further aligning the interests of Tribune's outside directors with those of its shareholders. All of Tribune's outside directors presently satisfy the suggested stock ownership level, taking into account their years of Board service.

Meetings and Committees of the Board

The Board held ten meetings during 2000. No director attended fewer than 75% of the total number of meetings of the Board and its committees on which he or she served during 2000. The Board has standing audit, governance and compensation, executive and finance committees.

Audit Committee

The function of the audit committee includes reviewing and monitoring Tribune's financial reporting and accounting practices, meeting with representatives of Tribune's management, independent accountants and internal auditors to discuss financial reporting, accounting and internal control matters, reviewing the audited financial statements and reviewing recommendations made by the independent accountants with respect to accounting methods, organization and operations and internal controls. The Board has determined that all members of the audit committee are independent within the meaning of the listing standards of The New York Stock Exchange and have no relationship to Tribune that may interfere with their independence from management and Tribune. Diego E. Hernandez, Robert E. La Blanc, Nancy Hicks Maynard, William Stinehart, Jr., Dudley S. Taft and Arnold R. Weber (chairman) served on the audit committee in 2000. The audit committee met five times during 2000.

Governance and Compensation Committee

The function of the governance and compensation committee includes reviewing the compensation for Tribune's chief executive officer, consulting with the chief executive officer with respect to the compensation of other Tribune executives and administering and determining awards under Tribune's incentive compensation and other employee benefit plans. The committee also identifies and proposes Board candidates and will consider nominees recommended by shareholders if submitted in accordance with procedures set forth under the caption "Shareholder Proposals For 2002 Annual Meeting." The committee also has other responsibilities relating to corporate governance, including studying Board size and composition and committee structure and membership. Roger Goodan, Andrew J. McKenna (chairman), Kristie Miller, James J. O'Connor, Donald
H. Rumsfeld and Patrick G. Ryan served on the governance and compensation committee in 2000. The governance and compensation committee met four times during 2000.

Executive Committee

The executive committee exercises the authority of the Board on such matters as are delegated to it by the Board from time to time and exercises the authority of the Board between meetings. Dennis J. FitzSimons, John W. Madigan (chairman) and Messrs. McKenna, Rumsfeld, Ryan, Stinehart and Weber served on the executive committee in 2000. The executive committee met three times during 2000.

Finance Committee

The function of the finance committee includes reviewing with management the capital needs of Tribune and its subsidiaries and providing consultation on major borrowings and proposed issuances of debt and equity securities. Jeffrey Chandler, Thomas Unterman, Ms. Maynard and Messrs. Hernandez, La Blanc (chairman), Taft and Weber served on the finance committee in 2000. The finance committee met once during 2000.

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for reviewing and monitoring Tribune's financial reporting and accounting practices. It is comprised of six directors and operates under a written charter (Appendix A) adopted by the Board in February 2000. The Audit Committee meets with representatives of Tribune's management, independent accountants and internal auditors to discuss financial reporting, accounting and internal control matters. The Audit Committee also reviews with Tribune's internal auditors and independent accountants the overall scope and plans for their respective audits. The internal auditors and independent accountants have direct access to the Audit Committee.

Management is responsible for the preparation, integrity and fair presentation of Tribune's consolidated financial statements and related financial information. Management is also responsible for establishing and maintaining a system of internal control designed to provide reasonable assurance to Tribune's management and Board regarding the preparation of reliable published financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management Tribune's audited financial statements for the fiscal year ended December 31, 2000 and discussed the quality and acceptability of Tribune's financial reporting and accounting practices.

The independent accountants are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the internal auditors and independent accountants the results of their examinations and their evaluations of Tribune's internal controls. The Audit Committee also reviewed with the independent accountants their judgments as to the quality and the acceptability of Tribune's financial reporting and discussed the matters described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee discussed with the independent accountants their independence from management and Tribune, and reviewed the accountants' written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

In addition to conducting the audit of Tribune's financial statements, the independent accountants also provided other non-audit related services to Tribune during fiscal year 2000. The fees for all services provided by the independent accountants during fiscal year 2000 are shown below.

      Audit Fees
        Fees for the fiscal year 2000 audit of Tribune's annual
         financial statements and reviews of Forms 10-Q ($816,000
         has been billed through December 31, 2000)................  $1,333,000
      Financial Information Systems Design and Implementation Fees.        None
      All Other Fees
        Fees primarily for income tax services, employee benefit
         plan audits and filings, acquisition reviews and audits of the divested education business segment...................  $1,195,000

The Audit Committee reviewed the non-audit services provided by the independent accountants and determined that the provision of these services is compatible with the maintenance of their independence from management and Tribune.

The Board accepted the Audit Committee's recommendation that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Board also accepted the Audit Committee's recommendation that Tribune's independent accountants be reappointed for fiscal year 2001.

Arnold R. Weber, Chairman                 Nancy Hicks Maynard
Diego E. Hernandez                        William Stinehart, Jr.
Robert E. La Blanc                        Dudley S. Taft

                             EXECUTIVE COMPENSATION

Governance and Compensation Committee Report on Executive Compensation

Overview

Tribune seeks to offer a compensation package necessary to attract and retain top-quality management employees and which reflects competitive conditions in the lines of business and geographic areas in which Tribune operates. Elements of compensation are designed to reflect the performance of Tribune and the employee.

The 2000 compensation package paid to executive officers and other management personnel of Tribune consisted of the following four elements: salary, annual incentive bonus, stock options and other benefits.

Tribune executive officers and other management employees are eligible to receive annual incentive bonuses and stock options pursuant to the Tribune Company 1997 Incentive Compensation Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to provide incentives to management and other key employees to increase the value of Tribune's common stock. Shareholder Value Added, or SVA, is used to measure corporate performance because of the close association between increases in SVA and increases in the return on investment for our shareholders. SVA is defined as after-tax profit less a charge for the average capital invested. After-tax profit equals operating profit, plus equity income (loss), amortization of intangible assets and interest income on notes receivable, less taxes. Capital equals equity plus debt and deferred liabilities.

Salaries

Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the positions. Comparative salaries paid by other companies, based on compensation surveys prepared by independent outside organizations, are considered in evaluating the salary level for a given position. These surveys include hundreds of companies representing a broad cross-section of American business and cover more companies than are included in the two indices used in the performance graph appearing later in this proxy statement. Each set of data used is selected because it is believed to be the best available for its intended purpose. The governance and compensation committee (the "Committee") sets salaries within the range of accepted practice but does not target a specific percentile range within the comparative groups in setting executive officers' salaries. The particular qualifications of the individual holding the position and his or her level of experience are also considered in establishing a salary level.

Salaries of executive officers are reviewed annually and at the time of promotions. Performance, contribution of the individual to Tribune and market competitiveness are the primary criteria influencing salary adjustments. Salary changes reflect Tribune's performance to the extent that the performance is considered in establishing the salary guidelines applicable for all salaried employees during the current year. The Committee also reviews comparative surveys of salary information for comparable positions as described in the preceding paragraph in connection with the annual salary review. The sources of the data used vary from executive to executive based on the availability of comparable information relative to each position. Salaries of all executive officers are reviewed early in the year and changes are made effective as of the end of February.

The salary of John W. Madigan, Tribune's Chairman, President and Chief Executive Officer, was increased by $32,744 to $851,349 effective as of February 20, 2000. This represented an approximate 4% increase in Mr. Madigan's salary. The rate of increase was consistent with Tribune's overall merit increase guidelines based upon performance for salaried employees for 2000.

Annual Incentive Bonus

Tribune's annual management incentive program provides executive officers and other key employees the opportunity to earn an annual incentive bonus based on their performance and the financial performance of their business unit, group or Tribune as a whole. SVA is generally used as the financial performance measure for determining annual incentive bonuses. In February 2000, the Committee established the 2000 minimum and maximum SVA goals for Tribune and each business group. The Committee also established target bonus levels, stated as a percentage of year-end salary, for each executive officer, based on his or her level of responsibility.

Individual bonuses for executive officers other than Mr. Madigan are generally awarded from a pool established by multiplying the target bonuses for all participants within a specific business unit or group by the respective level of performance toward the established SVA goals. In February 2000, the Committee established an award scale, with 40% of the target bonus pool earned if the minimum SVA goal was achieved and up to 200% of the target bonus pool earned if the maximum SVA goal was achieved. The 2000 bonus pool for the Interactive Group was based on measurements other than SVA such as revenue growth, operating results and audience reach, because at its early stage of development, Interactive does not generate SVA. Bonus awards from the available pool were allocated to eligible executives at the discretion of the business unit leader, subject to the approval of the president of the business group and Mr. Madigan.

In considering bonuses for executive officers named in the summary compensation table other than Mr. Madigan, the Committee receives an assessment of the performance of each executive from Mr. Madigan and discusses the assessments with him. In assessing the performance of Mr. Madigan, the Committee meets privately with other outside directors.

Through the Times Mirror acquisition, Tribune doubled its size and secured its position among the top tier of major media companies. Certain members of Tribune management were directly responsible for the Times Mirror acquisition, the integration of the Times Mirror operations into Tribune and the successful dispositions of non-strategic Times Mirror businesses. These 40 individuals were awarded increased bonuses for 2000 averaging 150% of their respective bonus targets to reflect these significant accomplishments.

Mr. Madigan's bonus under the Incentive Plan was calculated based upon Tribune's SVA achievement and individual performance in 2000, subject to certain limitations imposed by the Incentive Plan related to Tribune's earnings before interest, taxes, depreciation and amortization. The Committee awarded Mr. Madigan a bonus of $2 million for 2000 under the Incentive Plan. The Committee also awarded Mr. Madigan an additional bonus of $1 million for 2000 in recognition of his leadership in the Times Mirror acquisition, integration and related divestitures.

Stock Options

Tribune for many years has used stock options as long-term incentives for executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by Tribune shareholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build an ownership interest in Tribune. The Incentive Plan provides for a 10-year exercise period for stock options and gives the Committee the ability to modify the vesting schedule for stock option grants. Option grants under the Incentive Plan generally vest in equal annual installments over a period of four years from the grant date.

The Committee considers stock option awards on an annual basis in February. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence Tribune's long-term performance. The number of options previously awarded to and held by executives is also reviewed but is not an important factor in determining the size of the current award. The number of options actually awarded in any year may be increased or decreased from the target level based on an evaluation of the individual's performance, but the Committee does not use any particular corporate or business unit performance measures in determining the size of stock option grants to individual executive officers.

In February 2000, the Committee awarded Mr. Madigan a nonqualified stock option to purchase 260,000 shares at the current fair market value of the stock, which was then $38.63. The award was consistent with the number of shares that had been awarded to Tribune's chief executive officer in recent years.

To encourage stock ownership by executive officers, replacement stock options ("replacement options") may be granted simultaneously with the exercise of the original stock option. Replacement options are intended to encourage an executive officer to exercise a stock option earlier than might otherwise occur, thus resulting in increased share ownership by the executive officer. Replacement options are granted when an executive officer exercises an option by surrendering (or attesting to) currently owned shares to purchase the shares subject to the option as well as to satisfy tax withholding obligations related to the exercise of the option. Replacement options are subject to the same terms and conditions as the original options, including the expiration date, except that the option price of a replacement option is the fair market value on the date of its grant rather than the option price of the original option and replacement options do not become exercisable until one year after award. The grant of replacement options does not result in an increase in the total combined number of shares and options held by an employee. As shown in the table beginning on page 17, Mr. Madigan received 161,500 replacement options during 2000 based on his exercise of previously awarded options.

Other Benefits

The executive officers participate in various health, life, disability and retirement benefit programs that are generally made available to all salaried employees. Certain programs such as the SIP and the ESPP provide employees with the opportunity to acquire Tribune common stock. In addition, the executive officers participate in the ESOP on a consistent basis with other employees. Tribune also maintains a supplemental defined contribution plan for employees who earn salaries in excess of the limit imposed by the Internal Revenue Code, to replace contributions lost by the imposition of such limit. The ESOP relates the amount of retirement benefits that will ultimately be received to the value of Tribune common stock. Executive officers also receive certain traditional benefits and perquisites that are customary for their positions.

Stock Ownership Guidelines

The Committee believes that implementing stock ownership guidelines for Tribune's executives has the positive effect of further aligning the interests of Tribune's executives with those of its shareholders. The guidelines generally range from a high of ten times annual salary in the case of Mr. Madigan to two times annual salary. Executives are expected to achieve the suggested ownership level over a five-year period in increments of 20% per year. Shares held in Tribune benefit plans are counted in satisfying the guidelines but unexercised stock options are not counted. All of the executive officers named in the summary compensation table have achieved their suggested stock ownership levels. For 2000, the stock ownership guidelines applied to approximately 120 executives.

Tax Deductibility of Executive Compensation

The Internal Revenue Code imposes a $1 million limit on the tax deduction for certain executive compensation payments. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the $1 million deduction limit established by Section 162(m) of the Internal Revenue Code. In 2000, the Committee granted awards pursuant to the Incentive Plan that were not subject to the deduction limit. The Committee intends to continue to grant awards pursuant to the Incentive Plan that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Andrew J. McKenna, Chairman
Roger Goodan
Kristie Miller
James J. O'Connor
Patrick G. Ryan

Summary Compensation Table

                                                           Long-Term
                            Annual Compensation          Compensation
                            --------------------------------------------------------------
                                                       Awards    Payouts
                                                     ---------- ----------
     Name and                                        Securities
     Principal                                       Underlying    LTIP       All Other
     Position      Year Salary(1)   Bonus     Other  Options(2) Payouts(3) Compensation(4)
------------------------------------------------------------------------------------------
  John W. Madigan  2000 $846,311  $3,000,000 $31,464   421,500      --        $113,765
   Chairman,       1999  813,761   1,750,000  20,838 1,124,382  $1,047,510     168,054
   President and
   Chief           1998  797,065     900,000  36,390   881,188      --          39,761
   Executive
   Officer
------------------------------------------------------------------------------------------
  Dennis J.        2000  623,154     700,000   5,679   205,041      --          84,216
  FitzSimons
   Executive Vice  1999  502,462     550,000   7,748   368,876     618,309     105,008
   President
                   1998  486,115     400,000   7,978   354,648      --          39,761
------------------------------------------------------------------------------------------
  Jack Fuller      2000  476,077     500,000   6,362   136,767      --          64,740
   President,      1999  457,231     300,000   6,820   285,806     484,358      95,126
   Tribune
   Publishing      1998  447,558     250,000  11,359   210,000      --          39,761
   Company
------------------------------------------------------------------------------------------
  Donald C.        2000  385,692     400,000   1,274   128,925      --          52,772
  Grenesko
   Senior Vice     1999  359,692     340,000   1,023   290,643     461,183      75,175
   President/
   Finance and     1998  351,250     190,000     509   233,056      --          39,761
   Administration
------------------------------------------------------------------------------------------
  David D. Hiller  2000  394,538     450,000     981   174,891      --          53,943
   President,      1999  378,615     360,000   1,553   238,664     486,675      79,046
   Tribune         1998  370,105     195,000   1,533   193,998      --          39,761
   Interactive

--------
(1) Amounts represent salary compensation for 53 weeks for fiscal year 2000 and 52 weeks for fiscal years 1999 and 1998.
(2) Amounts represent new options and replacement options to purchase shares of common stock granted during fiscal years 2000, 1999 and 1998. New options granted in fiscal years 2000, 1999 and 1998 were as follows: Mr. Madigan, 260,000, 260,000 and 250,000, respectively; Mr. FitzSimons, 140,000, 104,000 and 100,000, respectively; Mr. Fuller, 85,000, 84,000 and 80,000, respectively; Mr. Grenesko, 80,000, 70,000 and 60,000, respectively; and Mr. Hiller, 80,000, 70,000 and 60,000, respectively.
(3) Amounts represent the value of performance equity program stock awards paid as of February 15, 2000, based upon achievement of established SVA goals for fiscal years 1997 through 1999. The performance equity program was discontinued in 2000.
(4) The amounts reported in this column for fiscal year 2000 consist of $22,511 allocated to each of the named executive officers under the ESOP, matching contributions of $1,700 credited to each of the named executive officers under the SIP and allocations under the supplemental defined contribution plan as follows: Mr. Madigan, $89,554; Mr. FitzSimons, $60,005; Mr. Fuller, $40,529; Mr. Grenesko, $28,561, and Mr. Hiller, $29,732.

Option Grants in Last Fiscal Year

The following table presents information as to stock options granted during the fiscal year ended December 31, 2000. The grant of a replacement option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. The grant of a replacement option (as described on page 15) does not result in an increase in the total combined number of shares and options held by an employee.

                                                       Individual Grants
                 ---------------------------------------------------------------------------------------
                                             % of Total
                             Number of        Options
                            Securities       Granted to
                        Underlying Options  Employees in Exercise Price                    Grant Date
          Name              Granted(1)      Fiscal Year    Per Share    Expiration Date Present Value(2)
--------------------------------------------------------------------------------------------------------
  John W. Madigan         New Grant 260,000     3.28%        $38.63        02/15/10        $3,507,660
                        Replacement Options
                                     57,703     0.73          40.19        02/16/09           579,055
                                     48,816     0.62          33.13        07/29/07           403,786
                                     54,981     0.70          43.63        07/28/08           599,002
--------------------------------------------------------------------------------------------------------
  Dennis J. FitzSimons    New Grant 140,000     1.76          38.63        02/15/10         1,888,740
                        Replacement Options
                                     23,080     0.29          40.19        02/16/09           231,610
                                     19,969     0.25          33.13        07/29/07           165,176
                                     21,992     0.28          43.63        07/28/08           239,596
--------------------------------------------------------------------------------------------------------
  Jack Fuller              New Grant 85,000     1.07          38.63        02/15/10         1,146,735
                        Replacement Options
                                     18,641     0.23          40.19        02/16/09           187,064
                                     15,532     0.20          33.13        07/29/07           128,474
                                     17,594     0.22          43.63        07/28/08           191,681
--------------------------------------------------------------------------------------------------------
  Donald C. Grenesko       New Grant 80,000     1.01          38.63        02/15/10         1,079,280
                        Replacement Options
                                      9,101     0.11          50.50        07/29/07           114,765
                                     15,535     0.20          40.19        02/16/09           155,895
                                     11,094     0.14          33.13        07/29/07            91,765
                                     13,195     0.17          43.63        07/28/08           143,756
--------------------------------------------------------------------------------------------------------
  David D. Hiller          New Grant 80,000     1.01          38.63        02/15/10         1,079,280
                        Replacement Options
                                      3,279     0.04          53.94        08/26/04            44,164
                                     22,342     0.28          53.94        08/25/05           300,915
                                     20,766     0.26          53.94        08/30/06           279,689
                                      8,680     0.11          53.94        07/29/07           116,907
                                     15,535     0.20          40.19        02/16/09           155,895
                                     11,094     0.14          33.13        07/29/07            91,765
                                     13,195     0.17          43.63        07/28/08           143,756

--------
(1) Includes both new options and replacement options to purchase Tribune common stock granted under the Incentive Plan and preceding plans. All options permit the optionee to pay the exercise price with Tribune common stock owned for six months and to pay withholding tax with shares acquired on exercise. Tribune has a policy to award replacement options to executives who exercise options in this manner at a time when the closing stock price as reported on the New York Stock Exchange Composite Transactions list is at least 25% above the exercise price. New options are generally exercisable in four equal annual installments after award and replacement options are exercisable one year after award. In addition, both new and replacement options are exercisable immediately upon a change in control. Replacement options are awarded upon exercise of a nonqualified option with payment made with previously owned Tribune common stock. The replacement option has a term equal to the remaining term of the option exercised and is conditioned on the individual retaining ownership of the shares acquired on exercise of the option giving rise to the replacement award.
(2) Values calculated using the Black-Scholes option pricing model applied as of the grant date. The weighted-average assumptions used to calculate these values for the new grants and the replacement options, respectively, are as follows: risk-free interest rates of 6.83% and 6.58%; expected dividend yields of 1.0% and 1.0%; expected lives of five and two years (unless, with respect to replacement options, the actual life is less than two years); and expected stock price volatility of 29.31% and 37.77%. The actual values may vary significantly from these estimated values and will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table presents information regarding the aggregate option exercises and year-end option values for each of Messrs. Madigan, FitzSimons, Fuller, Grenesko and Hiller for the fiscal year ended December 31, 2000.

                         Number of               Number of Securities      Value of Unexercised
                          Shares                Underlying Unexercised     In-the-Money Options
                        Acquired on   Value        Options at FY-End            at FY-End(2)
          Name          Exercise(1)  Realized
                                      ------------------------------------------------------------
                                               Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------------------
  John W. Madigan          182,500  $1,476,404   734,222       796,500   $1,504,179    $5,349,299
  Dennis J. FitzSimons      73,500     593,890   243,254       355,541      311,087     2,282,147
  Jack Fuller               58,500     473,396   174,122       257,267      350,279     1,722,348
  Donald C. Grenesko        56,156     555,694   209,487       223,925      189,092     1,392,101
  David D. Hiller          114,078   1,720,652    82,508       269,891            0     1,392,101

--------
(1) Represents aggregate number of shares underlying options exercised. The number of shares of Tribune common stock acquired upon the exercise of options in 2000 for each of the above officers was offset by the number of existing or newly acquired shares of Tribune common stock the officer used to pay the exercise price and/or the applicable withholding tax. The net number of shares of Tribune common stock actually acquired by each of the above officers as a result of option exercises in 2000 was as follows: Mr. Madigan, 21,000 shares; Mr. FitzSimons, 8,459 shares; Mr. Fuller, 6,733 shares; Mr. Grenesko, 7,231 shares and Mr. Hiller, 19,187 shares.
(2) Based on a closing stock price of $42.25 per share on December 29, 2000, the last trading day of Tribune's fiscal year.

Pension Plan Information

The executive officers named in the summary compensation table participate in the Tribune Company Pension Plan (the "Pension Plan") and the Tribune Company Supplemental Benefit Plan (the "Supplemental Plan"). Until December 31, 1998, the annual pension benefit under the plans, taken together, was in general determined by a participant's credited years of service multiplied by a percentage of the participant's final average compensation (compensation during the final five years of employment). For the executive officers named in the summary compensation table, the sum of amounts listed in the "Salary" column of the summary compensation table was, until December 31, 1998, used as compensation in the calculation of annual pension benefits. The Internal Revenue Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable in excess of those limitations will be paid under the Supplemental Plan. The plans were amended in 1989 and the estimated benefits the executive officers named in the summary compensation table may receive depend on which Tribune entity employed the individual prior to the amendments.

Until December 31, 1998, benefits were based on final five-year average salary (see "Salary" column in the summary compensation table) and years of credited service up to a maximum of 35 years. The pension benefits are not subject to any deduction for social security or other offset amounts. Such amounts are estimated on the assumption that the participant will commence receiving benefits when he reaches age 65 and that he will receive his pension in the form of a life annuity with no surviving benefits. The Pension Plan and the Supplemental Plan were frozen at December 31, 1998 so that participants' service and compensation after that date will not be counted in computing benefits. The executive officers named in the summary compensation table will be entitled to receive under the Pension Plan and the Supplemental Plan annual benefits upon retirement at age 65 as follows: Mr. Madigan, $227,642; Mr. FitzSimons, $108,498; Mr. Fuller, $114,126; Mr. Grenesko, $79,852; and Mr. Hiller, $53,972. Because the Pension Plan and the Supplemental Plan were frozen, the benefits payable upon retirement to the named executive officers will not vary based on final compensation or additional years of service.

Severance Arrangements

Tribune maintains a Transitional Compensation Plan For Executive Employees, which provides termination benefits to key executives of Tribune and its subsidiaries who are actually or constructively terminated, without cause, within 36 months following a change in control. A "change in control" means (a) the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities, (b) a change in the composition of the Board whereby the individuals who as of December 7, 1998 constituted the Board cease to constitute at least a majority of the Board without approval of the Board, or
(c) consummation of a merger or reorganization of Tribune where the prior shareholders do not thereafter own more than 60% of the reorganized company. "Constructively terminated" means a reduction in the individual's compensation or benefits or a change in the city in which he or she is required to work. Participants may elect to terminate their employment during the thirteenth month following a change in control and qualify to receive the benefits under the plan. In the case of executive officers, benefits include (a) payment in cash equal to three times (in certain cases two times) the highest annual rate of base salary in effect within three years of the date of the individual's termination plus three times (in certain cases two times) the individual's average annual bonus paid over the prior three years, (b) outplacement services and (c) continuation of life, health and disability insurance. In addition, the plan provides that Tribune will reimburse the executive for any excise tax that results from payments upon termination being treated as excess parachute payments under federal income tax law. Each of the executive officers named in the summary compensation table is covered by the plan.

All stock options granted to executives become immediately vested and exercisable upon a change in control of Tribune as defined in the applicable plan and in grant agreements evidencing awards. The definitions of change in control are essentially the same as described in the preceding paragraph.

Compensation Committee Interlocks and Insider Participation

Andrew J. McKenna, Kristie Miller, James J. O'Connor, Donald H. Rumsfeld and Patrick G. Ryan served as members of the governance and compensation committee during all of 2000. Roger Goodan served on the committee since June 12, 2000.

Mr. McKenna, chairman of the governance and compensation committee, served as an officer of Chicago National League Ball Club, Inc., a Tribune subsidiary, from August 1981 to December 1984. Subsequent to 1984, Mr. McKenna's sole position with Tribune has been that of an outside director.

In 2000, Chicago Tribune Company, a Tribune subsidiary, through a competitive bidding process, selected Schwarz Worldwide as a provider of creative and production services for a portion of its promotional materials. Although an agreement has not been finalized, Chicago Tribune expects to pay Schwarz $39,000 per month over 12 months. Chicago Tribune paid Schwarz $39,000 in 2000. Mr. McKenna is Chairman and Chief Executive Officer of Schwarz.

Aon Corporation and its subsidiaries received brokerage commissions and fees in 2000 of approximately $901,202 for obtaining certain insurance for Tribune and its subsidiaries. Mr. Ryan is Chairman and Chief Executive Officer of Aon Corporation.

Performance Graph

The following graph compares the five-year cumulative return on Tribune's common stock to the Standard and Poor's 500 Stock Index and to the Standard and Poor's Newspaper Publishing Group Index. Tribune is included in both of these indices.


                       [PERFORMANCE GRAPH APPEARS HERE]

                               1995    1996    1997    1998    1999    2000
  ---------------------------------------------------------------------------
    Tribune Company           $100.00 $131.16 $209.70 $224.75 $378.12 $293.12
  ---------------------------------------------------------------------------
    S&P Newspaper Publishing
     Group                     100.00  123.92  194.50  198.83  273.12  234.48
  ---------------------------------------------------------------------------
    S&P 500                    100.00  122.90  163.85  210.58  254.83  231.62


Based on $100 invested on December 31, 1995 in Tribune common stock, the Standard and Poor's Newspaper Publishing Group Index and the Standard and Poor's 500 Stock Index. Total return assumes reinvestment of dividends quarterly.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Shareholders may submit proposals appropriate for shareholder action at Tribune's annual meetings consistent with regulations of the Securities and Exchange Commission and Tribune's by-laws. Under SEC rules, proposals to be considered for inclusion in the proxy statement for the 2002 annual meeting must be received by Tribune no later than November 27, 2001. Tribune's by-laws set forth additional requirements and procedures regarding the submission by shareholders of matters for consideration at the annual meeting, including a requirement that such proposals be given to the secretary not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder proposal intended to be considered at the 2002 annual meeting must be received by the secretary after the close of business on January 8, 2002 and on or prior to the close of business on February 7, 2002. Proposals should be directed to Tribune Company, 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Senior Vice President, General Counsel and Secretary.

Tribune's by-laws provide that notice of proposed shareholder nominations for election of directors must be given to the secretary not less than 90 days and not more than 120 days prior to the meeting at which directors are to be elected. Such notice must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of Tribune common stock beneficially owned by him or her and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director of Tribune if elected. Provision is also made for substitution of nominees by the nominating shareholder in the event that a designated nominee is unable to stand for election at the meeting. If the chairman of the meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the governance and compensation committee of the Board the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications.

                                 OTHER MATTERS


As of the date of this proxy statement, the Board does not know if any matters will be presented to the meeting other than those described herein. If other matters properly come before the meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

Tribune will pay all expenses incurred in connection with the solicitation of proxies. Following the initial solicitation of proxies by mail, Tribune directors, officers and regular employees may solicit proxies in person or by telephone, but without extra compensation. In addition, Tribune has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies at an estimated cost of approximately $12,000 plus out-of-pocket expenses. Such solicitation may be made by mail, telephone or in person. Tribune will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Tribune stock.

Tribune's 2000 Annual Report to Shareholders and Tribune's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (without exhibits) are being distributed with this proxy statement, but neither report is incorporated in this proxy statement and neither is part of the proxy soliciting material. Requests for additional copies of these reports or for additional information can be made by contacting the Corporate Relations Department, Tribune Company, 6th Floor, 435 North Michigan Avenue, Chicago, Illinois 60611, telephone 800/757-1694, or via Tribune's Web site (www.tribune.com).

By Order of the Board of Directors

Crane H. Kenney
Senior Vice President, General Counsel and Secretary

March 27, 2001

                                                                      Appendix A

                                TRIBUNE COMPANY
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                               OPERATING CHARTER

The Board of Directors of Tribune Company has appointed an Audit Committee as provided in the Company's by-laws. The objectives, composition, and responsibilities of the Audit Committee are as follows:

Objectives

The primary objective of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to the Company's internal controls and financial reporting practices. In addition, the Committee will maintain open lines of communication among the Board, management, internal auditors, and the Company's independent accountants on these matters.

Composition

The Committee shall consist of not less than three directors, each of whom shall be "independent," as defined by the New York Stock Exchange. Each member shall be "financially literate" and at least one of the members shall have "accounting or related financial management expertise," as judged by the Board of Directors. Each year one of the members shall be appointed Chairperson of the Committee by the full Board of Directors.

Responsibilities

 . The Committee shall meet at least three times per year and hold special meetings as circumstances require. In addition, the Committee shall meet privately with the Company's internal auditors and independent accountants.

 . The Committee shall report its activities to the full Board of Directors on a regular basis.

 . The Committee shall recommend to the Board of Directors the appointment of independent accountants to audit the financial statements of the Company.

 . The Committee shall instruct the Company's independent accountants that they are ultimately accountable to the Board of Directors and the Audit Committee, and that the Board and Audit Committee have the ultimate authority and responsibility to select, evaluate, and replace the independent accountants, subject to ratification by the Company's shareholders.

 . The Committee shall obtain from the Company's independent accountants each year a formal written statement confirming their independence and delineating all relationships between the independent accountants and the Company. The Committee shall discuss with the independent accountants any disclosed relationships or services which may impact the independence and objectivity of the independent accountants. The Committee shall take, or recommend the full Board take, appropriate action to satisfy itself of the independence of the independent accountants.

 . The Committee shall monitor the policies of the Company with respect to the use of the independent accountants to perform non-auditing services.

 . The Committee shall review annually the audit plan of the Company's independent accountants and internal auditors.

 . The Committee shall review the effectiveness of the internal and external audit efforts through regular meetings with each respective group.

 . The Committee shall monitor the adequacy of the Company's internal controls by reviewing audit recommendations and management's responses and actions to correct identified deficiencies.

 . The Committee shall review the Company's programs to monitor compliance with its Code of Business Conduct and with laws and regulations.

 . The Committee shall review the Company's annual financial statements and discuss with the Company's management and independent accountants the quality of the Company's accounting principles, significant judgments affecting the financial statements, and the clarity of the financial disclosures.

 . The Committee shall identify and direct special projects, hold special meetings, or perform any other actions it believes are necessary in order to perform its oversight function.

 . The Committee shall review and reassess the adequacy of this charter annually.

                                                                            3074
[X] Please mark your votes as in this example.

This proxy is solicited on behalf of the Board of Directors.
--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

1. Election of directors.

   FOR  WITHHELD
   [_]    [_]

01 Jeffrey Chandler        03 Nancy Hicks Maynard    05 Arnold R. Weber
02 John W. Madigan         04 James J. O'Connor

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of independent accountants.

   FOR  AGAINST  ABSTAIN
   [_]    [_]      [_]

3. With discretionary power in the transaction of such other business as may properly come before the meeting.


 Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 SIGNATURE(S)                                                 DATE

    . FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL .


                                [TRIBUNE LOGO]

Dear Shareholder:

We encourage you to vote your shares electronically either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote By Telephone:
---------------------

Using a touch-tone phone call toll-free:   1-877-PRX-VOTE (1-877-779-8683)

To Vote By Internet:
--------------------

Log on to the Internet and go to the website: http://www.eproxyvote.com/trb
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.

P R O X Y

TRIBUNE COMPANY                                                       PROXY CARD
--------------------------------------------------------------------------------
Proxy For Annual Meeting of Shareholders to be Held May 8, 2001

Crane H. Kenney and John W. Madigan, or either of them, are designated as proxies to vote all the shares of Common Stock of Tribune Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 8, 2001, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Jeffrey Chandler, John W. Madigan, Nancy Hicks Maynard, James J. O'Connor and Arnold R. Weber to serve until the 2004 Annual Meeting (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; and

3. with discretionary power in the transaction of such other business as may properly come before the meeting.

To vote by telephone or via the Internet, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail promptly in the enclosed envelope. Tribune's directors recommend a vote FOR the election of the nominees listed and FOR proposal 2. The proxies shall vote as specified, but if no choice is specified, the proxies shall vote in accordance with the recommendations of Tribune's directors.


                           . FOLD AND DETACH HERE .



[TRIBUNE LOGO]

           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                                                                            5745
[X] Please mark your votes as in this example.

This voting instruction card is solicited on behalf of the Board of Directors.
--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

1. Election of Directors.

   FOR  WITHHELD
   [_]    [_]

   01 Jeffrey Chandler        03 Nancy Hicks Maynard    05 Arnold R. Weber
   02 John W. Madigan         04 James J. O'Connor

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of independent accountants.

   FOR  AGAINST  ABSTAIN
   [_]    [_]      [_]

3. With discretionary power in the transaction of such other business as may properly come before the meeting.


 Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 SIGNATURE(S)                                                  DATE

 . FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR COMPLETED VOTING INSTRUCTION
                                CARD BY MAIL .


                                [TRIBUNE LOGO]

Dear Benefit Plan Participant:

We encourage you to vote your shares electronically either by telephone or via the Internet. This will eliminate the need to return your voting instruction card. You will need your voting instruction card and Social Security Number (where applicable) when voting your shares electronically. The voter control number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote By Telephone:
---------------------
Using a touch-tone phone call toll-free:   1-877-PRX-VOTE (1-877-779-8683)

To Vote By Internet:
--------------------
Log on to the Internet and go to the website: http://www.eproxyvote.com/trb
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

  Do Not Return this Voting Instruction Card if you are Voting by Telephone or
                                 the Internet.

Tribune Company                                          VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
For Annual Meeting of Shareholders to be Held May 8, 2001

The Northern Trust Company, as Trustee for the Tribune Company Employee Stock Ownership Plan, Fidelity Management Trust Company, as Trustee for the Times Mirror Employee Stock Ownership Plan and the Times Mirror Savings Plus Plan, Vanguard Fiduciary Trust Company, as Trustee for the Tribune Company Savings Incentive Plan, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee under the Tribune Company Employee Stock Purchase Plan, are instructed to vote the Tribune Company Common Stock and Preferred Stock allocated and held in my respective plan accounts at the Annual Meeting of Shareholders to be held on May 8, 2001, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Jeffrey Chandler, John W. Madigan, Nancy Hicks Maynard, James J. O'Connor and Arnold R. Weber to serve until the 2004 Annual Meeting (to withhold authority to vote for any individual nominee, write his name in the space provided on the reverse side of this card);

2. ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; and

3. with discretionary power in the transaction of such other business as may properly come before the meeting.

To vote by telephone or via the Internet, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail promptly in the enclosed envelope. Tribune's directors recommend a vote FOR the election of the nominees listed and FOR proposal 2. The trustees and nominee shall vote as specified, but if no choice is specified you will be deemed to have instructed the trustees and nominee to vote in accordance with the recommendations of the Board of Directors.



                           . FOLD AND DETACH HERE .



[TRIBUNE LOGO]

Dear Benefit Plan Participant:

You own Tribune stock as a participant in the Tribune Employee Stock Ownership Plan, the Tribune Company Savings Incentive Plan, the Tribune Company Employee Stock Purchase Plan, the Times Mirror Employee Stock Ownership Plan and/or the Times Mirror Savings Plus Plan. One of the privileges of stock ownership is the right to vote at the annual meeting. This year you may vote on the election of directors and the appointment of independent accountants. These matters are described in detail in the notice of annual meeting and proxy statement that is a part of this mailing.

You may indicate your vote by completing the perforated voting instruction card that appears directly above and returning it to First Chicago Trust Company, a Division of EquiServe, in the enclosed envelope. Alternatively, you may follow the telephonic or Internet voting procedures set forth on the reverse side hereof. Employee involvement is one of Tribune's values, so I encourage you to participate in this important process. Your vote is confidential and will be seen only by First Chicago Trust Company, a Division of EquiServe, as tabulating agent for the plan trustees and nominee.

Sincerely,

/s/ John W. Madigan